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                                  Exhibit 99.10

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 20, 2002, by and between Health Sciences Group, Inc., a Colorado corporation, with headquarters located at 6080 Center Drive, 6th Floor, Los Angeles, California 90045 (the "COMPANY"), and the purchaser set forth on the signature page hereto (the "BUYER").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) ____________ shares of the common stock, $0.001 par value, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth herein and (ii) warrants, in the form attached hereto as EXHIBIT "A", to purchase ____________ shares of Common Stock (the "WARRANTS").

         C. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such number of shares of Common Stock and number of Warrants as is set forth immediately below its name on the signature page hereto; and

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "B" (the "REGISTRATION RIGHTS Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

                  1.       PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

                    A. Purchase of Common Stock and Warrants. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such number of shares of Common Stock and number of Warrants as is set forth immediately below the Buyer's name on the signature pages hereto.

                    B. FORM OF PAYMENT. On the Closing Date (as defined below),
(i) the Buyer shall pay the purchase price for the Common Stock and the Warrants to be issued and sold to it at the Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the number of shares of Common Stock and the number of Warrants as is set forth immediately below the Buyer's name on the signature page hereto, and (ii) the Company shall deliver such Common Stock and Warrants duly executed on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

                    C. CLOSING DATE. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of

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the Common Stock and the Warrants pursuant to this Agreement (the "CLOSING
DATE") shall be 5:00 p.m., Eastern Standard Time on December 20, 2002 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at such location as may be agreed to by the parties.

                  2. BUYER REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company that:

                    A. INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the shares of Common Stock and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES" and, collectively with the Common Stock and Warrants, the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                    B. ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

                    C. RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                    D. INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                    E. GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                    F. TRANSFER OR RE-SALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (C) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144"))


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of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (D) the Securities are sold pursuant to Rule 144, or (E) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("REGULATION S"), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                    G. LEGENDS. The Buyer understands that the Common Stock and the Warrants, until such time as the Common Stock and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                    H. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

                    I. RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.


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                  3.       COVENANTS.

                    A. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                    B. EXPENSES. Each of the parties hereto will pay the fees and expenses of such party's respective counsel, accountants, other experts and any other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the other agreements to be executed in connection herewith ("Documents").

                    C. AUTHORIZATION AND RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price of the Warrants in effect from time to time).

                  4. COVENANTS OF THE BUYER. The Buyer covenants with the Company that:

                    A. COMPLIANCE WITH LAW. The Buyer's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the principal trading market on which the Company's Common Stock is traded.

                    B. LIMITATION ON SHORT SALES. The Buyer agrees that it has not made and will hereafter not make any short sales (as defined in any applicable SEC or NASD rules) of the Company's Common Stock as of this date and for so long as the Buyer holds any of the Common Stock issued hereunder.

                  5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Common Stock and Warrants to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                    A. The Buyer shall have delivered a completed and signed Accredited Investor Questionnaire and Representation Agreement to the Company.

                    B. The Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                    C. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

                    D. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.


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                    E. No litigation, statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer to purchase the Common Stock and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                    A. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                    B. The Company shall have delivered to the Buyer the Common Stock and Warrants in accordance with Section 1(b) above.

                    C. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to the Company's Transfer Agent.

                  7.       GOVERNING LAW; MISCELLANEOUS.

                    A. GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                    B. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


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                    C. HEADINGS. The headings of this Agreement are for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                    D. SEVERABILITY. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                    E. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                    F. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Health Sciences Group, Inc.
                           Howard Hughes Center
                           6080 Center Drive, 6th Floor
                           Los Angeles, CA 90045
                           Attention:  Fred E. Tannous
                           Telephone: 310-242-6700
                           Facsimile: 310-362-8607
                           Email:  fred@hsciences.com

                  With copy to:

                                    Pollet, Richardson & Patel, Inc.
                                    A Law Corporation
                                    10900 Wilshire Blvd., Suite 500
                                    Los Angeles, CA 90024
                                    Attention:  Erick Richardson, Esq.
                                    Telephone:  310-208-1182
                                    Facsimile:  310-208-1154
                                    Email:  erichardson@pollet.com

         If to a Buyer: To the address set forth immediately below the Buyer's name on the signature page hereto.

                  With copy to:


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                                    Attention:  ________________________
                                    Telephone: _______________________
                                    Facsimile: ________________________
                                    Email:

         Each party shall provide notice to the other party of any change in address.

                    G. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                    H. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                    I. SURVIVAL. The representations, warranties, agreements and covenants set forth in Sections 2, 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer or the Company. The parties each agree to indemnify and hold harmless each other and all their respective officers, directors, employees and agents (non-breaching parties) for loss or damage arising as a result of or related to any breach or alleged breach by the breaching party of any of such breaching party's representations, warranties, covenants and obligations under this Agreement or the Registration Rights Agreement.

                    J. FURTHER Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                    K. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    L. REMEDIES. The Company and Buyer each acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and the Buyer each acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company or the Buyer, as the case may be, of the provisions of this Agreement, that the non-breaching party shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.


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         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

                              HEALTH SCIENCES GROUP, INC.

                              By:
                                  ----------------------------------------------
                                    Fred E. Tannous
                                    Chief Executive Officer

[BUYER]

By:
   -----------------------------------------
       [Name]
       [Title]

RESIDENCE/DOMICILE:
                    ------------------------------------------
ADDRESS:
         --------------------------------------------------------------

Facsimile:   (___) ______-_______

Telephone:  (___) ______-_______

AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate number of shares of Common Stock:          ____________

         Number of Warrants:                                  ____________

         Aggregate Purchase Price:                            ____________



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